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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report—March 20, 2003

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania State or other jurisdiction of incorporation)	000-14745 (Commission File Number)	23-2233584 (IRS Employer Identification Number)

155 North 15th Street, Lewisburg, PA (Address of principal executive offices)		17837 (Zip Code)

Registrant's telephone number including area code: (570) 523-4300

N/A
(Former name or former address, if changed since last report)

Item 1.	Changes in Control of Registrant.
Not Applicable.
Item 2.	Acquisition or Disposition of Assets.
Not Applicable.
Item 3.	Bankruptcy or Receivership.
Not Applicable.
Item 4.	Changes in Registrant's Certifying Accountant.
Not Applicable.
Item 5.	Other Events.

The Registrant hereby files its Articles of Incorporation as amended and restated; its amended and restated Bylaws; an Employment Agreement between Robert J. McCormack, the Registrant and Sun Bank, dated October 31, 2002; an Employment Agreement between Thomas W. Bixler, the Registrant and Sun Bank, dated November 3, 2002; an Employment Agreement between Sandra Miller, the Registrant and Sun Bank, dated October 24, 2002; a Change of Control Agreement between Maureen M. Bufalino, the Registrant and Sun Bank, dated May 31, 2001. See Item 7 and Exhibit 3(i) and 3(ii), 10.1 through 10.4. below.
Item 6.	Resignations of Registrant's Directors.
Not Applicable.
Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.
(a) Not Applicable.
(b) Not Applicable.
(c) Exhibits:
	3(i)	Amended and restated Articles of Incorporation of Sun Bancorp, Inc.
	3(ii)	Amended and restated Bylaws of Sun Bancorp, Inc.
	10.1	Employment Agreement between Robert J. McCormack, the Registrant and Sun Bank, dated October 31, 2002.
	10.2	Employment Agreement between Thomas W. Bixler, the Registrant and Sun Bank, dated November 3, 2002.
	10.3	Employment Agreement between Sandra Miller, the Registrant and Sun Bank, dated October 24, 2002.

	10.4	Change of Control Agreement between Maureen M. Bufalino, the Registrant and Sun Bank, dated May 31, 2001.
Item 8.	Change in Fiscal Year.
Not Applicable.
Item 9.	Regulation FD Disclosure.
Not Applicable.
Item 10.	Amendment to the Registrant's Code of Ethics or Waiver of a Provision of the Code of Ethics.
Not Applicable.
Item 11.	Temporary Suspension of Trading under Registrant's Employee Benefit Plan
Not Applicable.
Item 12.	Results of Operations and Financial Condition.
Not Applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BANCORP, INC. (Registrant)
Dated: March 20, 2003	By:	/s/ ROBERT J. MCCORMACK Robert J. McCormack President

EXHIBIT INDEX

Exhibit		Page Number in Manually Signed Original
3(i)	Amended and restated Articles of Incorporation of Sun Bancorp, Inc.
3(ii)	Amended and Restated Bylaws of Sun Bancorp, Inc.
10.1	Employment Agreement between Robert J. McCormack, the Registrant and Sun Bank, dated October 31, 2002
10.2	Employment Agreement between Thomas W. Bixler, the Registrant and Sun Bank, dated November 3, 2002.
10.3	Employment Agreement between Sandra Miller, the Registrant and Sun Bank, dated October 24, 2002.
10.4	Change of Control Agreement between Maureen M. Bufalino, the Registrant and Sun Bank, dated May 31, 2001.

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SIGNATURES
EXHIBIT INDEX